Exhibit 10

Name of Offeree: ________________________________        Document No.: ________________

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

THIS MEMORANDUM IS FOR THE CONFIDENTIAL USE OF THE OFFEREE NAMED ABOVE AND MAY NOT BE REPRODUCED IN WHOLE OR IN PART

DERMA SCIENCES, INC.

__________

$4,000,000

Aggregate Principal Amount of

Convertible Debentures

__________

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“COMMISSION”) DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE COMPLETENESS OR ACCURACY OF ANY PRIVATE PLACEMENT MEMORANDUM OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO EXEMPTION FROM REGISTRATION WITH THE COMMISSION. THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES LAWS OF ANY STATE AND ARE OFFERED PURSUANT TO CERTAIN EXEMPTIONS THERE-UNDER. THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY STATE SECURITIES AGENCY.

THIS PRIVATE PLACEMENT MEMORANDUM IS FURNISHED ON A CONFIDENTIAL BASIS SOLELY FOR THE PURPOSE OF PERMITTING OFFEREES TO EVALUATE THE INVESTMENT OFFERED HEREBY. THIS PRIVATE PLACEMENT MEMORANDUM IS PERSONAL TO EACH OFFEREE AND DOES NOT CONSTITUTE AN OFFER TO ANY OTHER PERSON. DISTRIBUTION OF THIS PRIVATE PLACEMENT MEMORANDUM, OR ANY OF THE CONTENTS HEREOF, TO ANY PERSON OTHER THAN THE OFFEREE AND THOSE PERSONS, IF ANY, RETAINED TO ADVISE SUCH OFFEREE IS UNAUTHORIZED.

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                              |    Price to     |    Selling Commissions   |    Proceeds to
                              |    Investors    |        or Discounts      |  The Company (1)
---------------------------------------------------------------------------------------------
Single Denomination.......... |       $20       |            -0-           |        $20
---------------------------------------------------------------------------------------------
Total Offering .............. |   $4,000,000    |            -0-           |    $4,000,000
=============================================================================================

(1)	Before deducting offering expenses payable by the Company in connection with this offering estimated to aggregate $50,000.

      The Convertible Debentures are offered by the Company, subject to prior sale, withdrawal, cancellation or modification of the offer without notice and subject also to the right of the Company to reject any subscription in whole or in part.

The date of this Confidential Private Placement Memorandum is June 10, 1998.

THE CONVERTIBLE DEBENTURES WILL BE OFFERED PURSUANT TO REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. BY HIS ACCEPTANCE OF THE CONVERTIBLE DEBENTURES EACH INVESTOR IS DEEMED TO REPRESENT TO THE COMPANY THAT HE IS ACQUIRING THE CONVERTIBLE DEBENTURES FOR HIS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, THE PUBLIC DISTRIBUTION THEREOF.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PRIVATE PLACEMENT MEMORANDUM AND THE ATTACHMENTS HERETO AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PRIVATE PLACEMENT MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

IT IS EXPECTED THAT INVESTORS INTERESTED IN PURCHASING THE CONVERTIBLE DEBENTURES WILL CONDUCT THEIR OWN INDEPENDENT INVESTIGATION OF THE RISKS POSED BY AN INVESTMENT IN THE CONVERTIBLE DEBENTURES. OFFICERS OF THE COMPANY WILL BE AVAILABLE TO ANSWER ANY QUESTIONS CONCERING THE COMPANY, THE CONVERTIBLE DEBENTURES AND THE TERMS AND CONDITIONS OF THE OFFERING AND WILL MAKE AVAILABLE SUCH OTHER INFORMATION AS SUCH INVESTORS MAY REASONABLY REQUEST.

PROSPECTIVE PURCHASERS ARE NOT TO CONSTRUE THE CONTENTS OF THIS PRIVATE PLACEMENT MEMORANDUM OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS AS INVESTMENT, LEGAL OR TAX ADVICE. PRIOR TO INVESTING IN THE CONVERTIBLE DEBENTURES PROSPECTIVE PURCHASERS SHOULD CONSULT WITH THEIR ATTORNEY AND INVESTMENT ADVISORS TO DETERMINE THE CONSEQUENCES OF AN INVESTMENT IN THE CONVERTIBLE DEBENTURES AND ARRIVE AT AN INDEPENDENT EVALUATION OF THE MERITS AND RISKS ON SUCH INVESTMENT.

THE PURCHASE OF THE DEBENTURES, THE PREFERRED SHARES AND THE WARRANTS ENTAILS A NUMBER OF VERY SIGNIFICANT RISKS. SEE THE SECTION TITLED “RISK FACTORS” IN THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM FOR A DISCUSSION OF CERTAIN CONSIDERATIONS ASSOCIATED WITH AN INVESTMENT IN THE DEBENTURES, THE PREFERRED SHARES AND THE WARRANTS. IN ADDITION, THERE CAN BE NO ASSURANCE THAT THE MARKET VALUE OF THE DEBENTURES, THE PREFERRED SHARES, THE WARRANTS OR THE COMMON STOCK WILL NOT DECLINE UPON THE DECLARATION OF EFFECTIVENESS OF THE

REGISTRATION STATEMENT REFERRED TO HEREIN, UPON THE DISTRIBUTION OF ANY OF THE SECURITIES OR AS A RESULT OF OTHER FACTORS. BECAUSE OF THESE RISKS, FUNDS SHOULD ONLY BE INVESTED BY INVESTORS ABLE TO BEAR THE RISK OF AND WITHSTAND THE TOTAL LOSS OF THEIR INVESTMENT.

THE COMPANY HAS PREPARED A QUESTIONNAIRE FOR EACH PURCHASER TO COMPLETE REQUESTING CERTAIN DETAILS REGARDING SUCH PURCHASER. THE QUESTIONNAIRE IS ATTACHED AS APPENDIX I-1 TO THE PURCHASE AGREEMENT. THE QUESTIONNAIRE MUST BE COMPLETED BY EACH PURCHASER WHEN SUCH PURCHASER EXECUTES THE PURCHASE AGREEMENT. THE COMPANY WILL UTILIZE THE QUESTIONNAIRE COMPLETED BY EACH PURCHASER AS PART OF ITS OWN PROCEDURES TO CONFIRM THE ACCURACY OF THE STATEMENTS AS TO SUCH PURCHASER IN THE PROSPECTUS UTILIZED IN CONNECTION WITH THE RESALE OF THE COMMON STOCK, INCLUDING THE INFORMATION IN THE SECTIONS TO BE ENTITLED “SELLING SECURITYHOLDERS” AND “PLAN OF DISTRIBUTION.” THE PURCHASERS MIGHT BE DEEMED “UNDERWRITERS” AS THAT TERM IS DEFINED IN THE SECURITIES ACT. UNDERWRITERS HAVE STATUTORY RESPONSIBILITIES AS TO THE ACCURACY AND COMPLETENESS OF ANY PROSPECTUS USED BY THEM.

CERTIFICATES EVIDENCING THE DEBENTURES WILL BE DELIVERED TO EACH PURCHASER ON THE CLOSING DATE WITH A LEGEND THEREON STATING THAT SUCH DEBENTURES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND, THEREFORE, CANNOT BE SOLD UNLESS THEY ARE REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. ALL CERTIFICATES REPRESENTING UNDERLYING COMMON SHARES WILL BEAR A SIMILAR LEGEND WHEN ISSUED, UNLESS THE REGISTRATION STATEMENT HAS BEEN DECLARED EFFECTIVE PRIOR TO ISSUANCE THEREOF. EACH PURCHASER WILL UNDERTAKE IN THE PURCHASE AGREEMENT THAT IT WILL NOT, DIRECTLY OR INDIRECTLY, OFFER, SELL, PLEDGE, TRANSFER OR OTHERWISE DISPOSE OF (OR SOLICIT ANY OFFERS TO BUY, PURCHASE OR OTHERWISE ACQUIRE OR TAKE PLEDGE OF) ANY OF THE SECURITIES EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE “EXCHANGE ACT”), AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, APPLICABLE STATE SECURITIES LAWS AND THE OTHER TERMS AND CONDITIONS OF THE PURCHASE AGREEMENT.

ADDITIONAL INFORMATION

      The Company has been subject to the informational requirements of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") since May, 1994, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, NW, Washington, DC 20549 and at the following Regional Offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048: and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Reports filed since April, 1996 can also be inspected via the internet at http://www.sec.gov in the EDGAR archives.

      Investors are invited to make an independent examination of all books, records and other documents of the Company to the extent such investors deem it necessary in their sole discretion. Prospective investors should consider retaining their own professional advisors to review and evaluate the economic, tax and other consequences of an investment in the Company.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The documents listed below have been filed by the Company with the Commission under the Exchange Act and are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-KSB for the year ended December 31, 1997 (the “Form 10-KSB”).
(b)	The Company’s Quarterly Report on Form 10-QSB for the quarter ended March, 31, 1998.
(c)	The Company’s Current Reports on Forms 8-K filed February 19, 1998, April 16, 1998, May 14, 1998 andJune 10, 1998.
(d)	The Company's definitive Proxy Statement for the Special Meeting of Shareholders held January 7, 1998 (the "Special Meeting Proxy Statement").
(e)	The Company's definitive Proxy Statement for the Annual Meeting of Shareholders held May 12, 1998.
(f)	The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A effective May 13, 1994.
(g)	The description of the Company's Series A Convertible Preferred Stock contained in the Special Meeting Proxy Statement.
(h)	The Company’s Registration statement on Form S-3 filed February 10 and declared effective February 19, 1998.

      Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Offering Memorandum to the extent that such statement is modified or superseded by a statement in a subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offering Memorandum.

      The Company will provide, without charge, to each person to whom this Offering Memorandum is delivered, upon written or oral request by such person, a copy of any and all of the information that has been incorporated by reference in this Offering Memorandum (not including exhibits to such information unless such exhibits are specifically incorporated by reference into such information). Such requests should be directed to Richard S. Mink, Chief Operating Officer, at the Company's principal executive offices at 214 Carnegie Center, Suite 100, Princeton, New Jersey 08540, telephone (609) 514-4744.

SUMMARY OF THE OFFERING

           The following summary is qualified in its entirety by the more detailed information contained or incorporated by reference in this Confidential Private Placement Memorandum and the Exhibits hereto, including the Purchase Agreement, the Registration Rights Agreement, the Warrant Agreement, the Debenture and the Series B Certificate of Designations. Capitalized terms used but not defined in this Summary shall have the meanings set forth in this Confidential Private Placement Memorandum. The Offering involves a high degree of risk. See "Risk Factors."

Issuer:	Derma Sciences Inc. (Nasdaq Small Cap Market symbol "DSCI;" Boston Stock Exchange symbol "DMS;" Pacific Exchange symbol "DMS").

Securities Offered:	Convertible Debentures which shall automatically convert on the Authorization Date into Units consisting of one share of Series B Convertible Preferred Stock (“Preferred Shares”), par value $.01 per share, and one Common Stock Purchase Warrant (“Warrants”).

Principal Amount:	$4,000,000.

Use of Proceeds:	Marketing, advertising, strategic acquisitions and working capital.

Equity Securities Currently Outstanding:	4,567,632 shares of Common Stock and 1,750,000 shares of Series A Convertible Preferred Stock.

Preferred Shares:

Conversion Rights:	The Preferred Shares rank is parity with shares of currently outstanding Series A Convertible Preferred Stock and will be immediately convertible into the Conversion Shares. See Certificate of Designations.

Liquidation Preference:	In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, each Preferred Share will be redeemed for cash in an amount in cash equal to the purchase price per Preferred Share, plus cash dividends, if any, accrued from the original issuance date of such Preferred Share. Holders of Preferred Shares shall have preference and priority over the Common Stock and any other class or series of stock ranking junior to the Preferred Shares for payment out of the assets of the Company. A merger or consolidation of the Company with or into one or more corporations where the Company is not the surviving corporation, a sale or transfer of all or substantially all of the Company’s assets for cash or securities or a Change of Control (as defined in the Certificate of Designations) shall be deemed to be a liquidation, dissolution and winding up of the Company.

Warrants Offered:

Exercise Price:	$1.35 per share subject to adjustment in certain circumstances.

Exercise Period:	The period commencing on the Closing Date and expiring June 15, 2002.

Exchangeable:	Warrant holders shall be entitled to require the Company to accept an exchange of Warrants for that number of shares of Common Stock obtained by dividing the value of the Warrant (determined by subtracting the aggregate exercise price of the Warrant from the aggregate fair market value of the number of shares of Common Stock issuable upon exercise of the Warrant), by the fair market value of one share of Common Stock prior to the exchange.

Registration Rights:	The Company agrees that it shall file a Registration Statement on Form S-3 under the Securities Act registering or qualifying the shares of Underlying Common Stock for resale and such Registration Statement shall be kept effective for a one year period or until the underlying Common Stock otherwise becomes freely tradable.

Offering Procedures:

Closing Date:	On or before June 15, 1998, subject to extension by the Company, without notice to prospective investors, for up to seven days.

Purchase Agreements:	Prospective investors will be asked to execute Purchase Agreements with the Company.

Payment; Payment Date	Each purchaser will be asked to wire Federal Reserve funds in an amount equal to the aggregate price set forth in Section 2 of the Purchase Agreement to the Company.

Risk Factors:	An investment in the Debentures, Preferred Shares and Warrants is speculative and involves a high degree of risk. See "Risk Factors."

FORWARD-LOOKING STATEMENTS

           Statements contained in this Prospectus, including the information incorporated herein by reference, that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate" or "continue" are intended to identify forward-looking statements. The Company cautions readers that certain important factors may affect the Company's actual results and could cause such results to differ materially from any forward-looking statements which may be made in this Prospectus or which are otherwise made by or on behalf of the Company. Factors which may affect the Company's results include, but are not limited to, product demand, market acceptance, impact of competitive products and prices, product development, commercialization or technological difficulties and trade, legal, social and economic risks. The Company is also subject to other risks discussed in the Company's Commission filings. Additional factors that could cause or contribute to differences between the Company's actual results and forward looking statements include, but are not limited to, those discussed in "Risk Factors" below as well as elsewhere in this Prospectus and in the Company's filings with the Commission.

THE COMPANY

          Derma Sciences, Inc. was incorporated under the laws of Colorado on September 10, 1984. On June 3, 1996 the Company changed its state of domicile to Pennsylvania. Its principal office is located at 214 Carnegie Center, Suite 100, Princeton, New Jersey, 08540. Its telephone number is (609) 514-4744.

          The Company engages in the development, marketing and sale of primarily proprietary sprays, ointments and dressings for the management of certain chronic non-healing skin ulcerations such as pressure, diabetic and venous ulcers, surgical incisions and burns. The Company markets its products, both directly to customers and through independent distributors, primarily to the geriatric community such as nursing homes, similar extended care facilities, hospitals and home healthcare agencies throughout the United States. In addition, the Company's products are available in selected markets throughout the world through strategic alliances with local companies.

RISK FACTORS

         An investment in the Convertible Debentures offered hereby, as well as the Units into which the Convertible Debentures are convertible, the Series B Convertible Preferred Stock and Warrants comprising the Units and the Common Stock underlying the Convertible Preferred Stock and Warrants ("Underlying Common Stock") is speculative in nature and involves a high degree of risk. In addition to the other information contained in this Private Placement Memorandum, the following risk factors should be considered carefully in evaluating whether to make an investment in the Convertible Debentures.

         No Dividends. The Company has not paid any cash dividends on its Common Stock to date. Payment of dividends on the Common Stock is within the discretion of the Board of Directors and will depend upon the Company's earnings, its capital requirements and financial condition, and other relevant factors. The Company does not intend to declare dividends on its Common Stock in the foreseeable future.

         Outstanding Options. The Company has issued options to purchase its Common Stock to current and former members of its board of directors, current and former executive officers and certain outside consultants. Presently, options to purchase 1,191,000 shares of Common Stock, at per share exercise prices ranging from $.80 to $2.50, are outstanding. The exercise of these options could have a dilutive effect on ownership interests of existing shareholders as well as investors in this Offering.

         Possible Volatility of Securities Prices. The market price of the Common Stock has in the past been, and may in the future continue to be, volatile. A variety of events, including quarter to quarter variations in operating results, news announcements or the introduction of new products by the Company or its competitors, as well as market conditions in the wound care industry or changes in earnings estimates by securities analysts, may cause the market price of the Common Stock to fluctuate significantly. In addition, the stock market in recent years has experienced significant price and volume fluctuations which have affected market prices of equity securities of many companies and which often have been unrelated to the operating performance of such companies. These market fluctuations may adversely affect the price of the Common Stock.

         Absence of Historical Profitability; Recent Losses. The Company had limited profitability in the years ended December 31, 1994 and 1995 and incurred losses in the years ended December 31, 1996 and 1997 of $1,436,265 and $2,416,244, respectively. The Company realized net income in quarter ended March 31, 1998 of $56,497 (unaudited). The Company's revenues are derived solely from sales of its wound care products. Inasmuch as the Company will continue to have a high level of operating expense, the Company's ability to achieve future profitability will depend upon its ability to attain corresponding increases in revenues.

         Quarterly Fluctuations. The Company's quarterly revenues and operating results have varied significantly in the past and may continue to do so in the future. In particular, the Company's distributors and other customers may purchase several months of inventory at one time which may cause fluctuations in quarterly revenues. Future revenues and operating results may also fluctuate significantly from quarter to quarter and will depend upon, among other factors: (i) demand for the Company's products and new product introductions by the Company or its competitors or transitions to new products, (ii) the timing of orders and shipments, (iii) the mix of sales between products, (iv) competition, including pricing pressures, (v) the timing of regulatory and third-party reimbursement approvals, and (vi) the timing of research and development expenditures. Accordingly, period-to-period comparisons of the Company's revenues and operating results should not be relied upon as an indication of future performance and the results of any quarterly period may not be indicative or results to be expected for a full year.

         Restructuring of Distribution System. The Company is engaged in the restructuring of its product distribution system pursuant to which certain of the Company's former master distributors will be supplemented or replaced by a direct sales force employed by the Company. There can be no assurance that the Company will be able to continue to successfully expand its sales and marketing staff, that such an expanded sales and marketing staff will be cost-effective, or that the Company's increased direct sales and marketing efforts will be successful. The Company also sells its products through international distributors of medical products. There can be no assurance that the Company or its distributors will be successful in marketing or selling the Company's products.

         Ability to Renew Present Financing. The Company has a line of credit arrangement with PNC Bank (the "Bank") in a maximum amount of $800,000. As of the date hereof, the Company has borrowed $689,000 under this line of credit. The line of credit matured May 31, 1998 and the Company and the Bank are currently negotiating renewal of the line of credit. Although in the past the Bank has renewed the Company's line of credit upon maturity, there can be no assurance that it will continue to do so. If the Bank does not renew the line of credit, there can be no assurance that the Company will be able to arrange alternative financing on terms satisfactory to it.

         Government Regulation and Product Approval. The development, manufacturing and marketing of the Company's products are subject to extensive and rigorous regulation by numerous governmental authorities in the United States and other countries. The marketing and sale of products may not take place in the United States absent compliance with applicable regulations of the United States Food and Drug Administration ("FDA"). The manufacture of the products must be in accordance with standards set by the Good Manufacturing Practice ("GMP") regulations.

         In the future, government regulations may be promulgated which could delay regulatory approval of the Company's products. Adverse governmental regulation which might arise from future legislative or administrative action cannot be predicted. There can be no assurance that additional products developed by the Company, alone or in collaboration with others, will be determined to be safe and efficacious or meet other applicable regulatory standards. Even if such approvals are obtained, post-market evaluation of the products, if required, could result in suspension or limitation of approvals. Delays in obtaining U.S. or foreign approvals could adversely affect the marketing of the Company's products.

         Declining Sales and Dependence on a Single Product Line. The Company's revenues are principally derived from the sale of its wound care products. If the market for wound care products were to decline for any reason, the Company's results of operations would be adversely affected. The Company's sales declined in 1996 by $1,166,647, or 20%, to $4,557,931 from $5,724,578 in 1995. Sales for 1997 declined by $547,783, or 12%, to $4,010,148.

         Healthcare Reimbursement. The Company's ability to sell its products in certain areas depends in part upon the extent to which a consumer is able to obtain reimbursement for the cost of the Company's products from government health administration authorities, private health coverage insurers and other organizations. Uncertainty exists as to the future reimbursement status of healthcare products such as those sold by the Company.

        Government and other third party payors are attempting to contain healthcare costs by limiting both coverage and the level of reimbursement for healthcare products. Whereas federal and state governments, as well as private insurers, will continue to pursue programs designed to control or reduce the cost of health care, there can be no assurance as to whether, or to what extent, reimbursements for the Company's products will continue to be available.

         Patents and Proprietary Technology. The Company has been awarded a U.S. patent and several foreign patents relative to its Dermagran Spray, Dermagran Ointment, Dermagran II Moisturizing Spray and Dermagran II Ointment. The Company's success may depend, in part, on its ability to obtain additional patents, maintain trade secret protection and operate without infringing on the proprietary rights of third parties. There can be no assurance that the Company will develop additional proprietary products that are patentable, that any patents issued to the Company or its licensors will provide the Company with any competitive advantages or will not be challenged by third parties, or that the patents of others will not have an adverse effect on the ability of the Company to do business. Furthermore, there can be no assurance that others will not independently develop similar products, duplicate any of the Company's products or design around the patented products developed by the Company.

         Dependence on Third Party Manufacturers. The Company currently does not have the capability to manufacture products and does not intend to develop such capabilities in the foreseeable future. The Company believes that there are numerous available manufacturers for its products. However, if the Company is unable to obtain or retain third party manufacturing on commercially acceptable terms, it may be delayed in its ability to commercialize products or may not be able to commercialize products as planned. The Company's dependence upon third parties for the manufacture of products may adversely affect the Company's profit margins and its ability to develop and deliver products on a timely and competitive basis.

         Technological Change and Competition. The Company operates in a rapidly evolving field and new developments are expected to continue at a rapid pace. Competition from large pharmaceutical companies, biotechnology companies, joint ventures, research and academic institutions and others is intense and may increase. Many of these companies and institutions have substantially greater capital resources, research and development staffs and facilities than the Company and substantially greater experience in obtaining regulatory approvals and manufacturing and marketing pharmaceutical products. The activities of these entities represent significant long-term competition for the Company. In addition, the Company's competitors may succeed in developing technologies and products that are more effective than any that are being developed by the Company or that would otherwise render the Company's technology and products obsolete or noncompetitive.

         Attraction and Retention of Key Personnel. The Company's future performance depends in significant measure upon the continued service of its senior management and upon its ability to attract and retain highly skilled managerial, marketing and sales personnel. The Company faces competition for such personnel from other companies in its industry, research and academic institutions, government entities and other organizations. By virtue of the Company's small size and limited resources relative to other companies in its industries, there can be no assurance that the Company will continue to be able to attract and retain the personnel required to achieve profitability and growth.

         Product Liability; Insurance. The commercial sale of pharmaceuticals may expose the Company to liability claims incident to alleged adverse effects caused by these products. These claims might be made directly by consumers, distributors, wholesalers, dealers or others selling the products. The Company has obtained $1,000,000 per occurrence, $2,000,000 aggregate, product liability insurance. However, such coverage is becoming increasingly expensive and there is no assurance that liability insurance will continue to be available at a reasonable cost or that such insurance is, or will be, sufficient to cover claims.

         Control by Existing Management and Shareholders. Following this Offering, and assuming exercise of all of the Warrants, the Company's current shareholders, directors and executive officers will continue to have the ability to elect all of the Company's directors and determine corporate and shareholder actions.

THE OFFERING

         The Company is offering up to $4,000,000 aggregate principal amount of Convertible Debentures due October 15, 1998 (the "Debentures") which shall convert on the Authorization Date (as defined herein) into units. Each unit (the "Units") shall consist of one share of Series B Convertible Preferred Stock (the "Preferred Shares") and one common stock purchase warrant (the "Warrants"). The Debentures, attached hereto as Exhibit E, are being sold in private transactions to selected investors pursuant to Regulation D promulgated under the Securities Act of 1933 subject to execution of Purchase Agreements and Registration Rights Agreements, attached hereto as Exhibits A and B, respectively, and to certain other conditions.

         Each Preferred Share will be immediately convertible into one share (the "Conversion Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), subject to certain adjustments. Each Warrant on its face entitles the registered holder thereof to purchase one share of Common Stock at an initial exercise price of $1.35 per share (the "Warrant Price"). The Conversion Shares and the Warrant Shares (as defined herein) (collectively, the "Underlying Common Shares") will be registered for resale pursuant to the terms of the Registration Rights Agreement to be entered into by the Company and each purchaser of Debentures (the "Registration Rights Agreements").

         The terms of the Preferred Shares and Warrants are more fully described in the Certificate of Designations of the Series B Convertible Preferred Stock (the "Series B Certificate of Designations") and the Warrant Agent Agreement between the Company and StockTrans, Inc. (the "Warrant Agreement") attached hereto as Exhibits C and D, respectively.

         The Company agrees and covenants with the Purchaser to use its best efforts to obtain the necessary authorization for the issuance of the Preferred Shares not later than 120 days from the date of the Purchase Agreement (the "Authorization Date"). The Company and the Purchasers agree that the holders of the Debentures will suffer damages if the Company fails to promptly, but in no event later than the Authorization Date, obtain the necessary authorization for the issuance of the Preferred Stock comprising the Units and that it would not be feasible to ascertain the extent of such damages with precision. The Company agrees that if it has failed within 120 days of the date of the Purchase Agreement to obtain the necessary authorization it shall pay additional interest ("Additional Interest") on the Debentures. Additional Interest shall accrue on the principal amount of the Debentures at a rate of 6.0% per annum, payable quarterly, and such Additional Interest rate shall increase at a rate of an additional 1.5% per annum at the beginning of each subsequent 90-day period.

USE OF PROCEEDS

         The net proceeds to the Company from the sale of its Debentures in this Offering (after deducting offering expenses estimated to be $50,000) will be approximately $3,950,000 if all of the Debentures offered hereby are sold. The Company anticipates that the net proceeds will be used for the following purposes: (1) marketing and advertising; (2) strategic acquisitions; and (3) working capital.

         The Company anticipates that the net proceeds of the Offering will be sufficient to enable it to implement its business strategy without additional financing. While the Company currently intends to use the proceeds for the aforementioned purposes, it reserves the right to change such proposed use depending on future developments. Pending their anticipated use, the proceeds will be invested in short-term interest bearing government securities and other similar obligations.

RESTRICTED SECURITIES

         The Debentures to be issued by the Company in this Offering will be "restricted securities" as defined under the Securities Act of 1933 (the "Act") and subject to limitations on their transfer pursuant to federal and state securities laws. See Registration Rights for a discussion of the registration of the reoffer and resale of the Common Stock underlying the Series B Preferred Shares and Warrants. The certificates representing the Debentures, Series B Preferred Shares and Common Stock will, until registered, be imprinted with a legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION REQUIREMENTS OF SAID ACT OR APPLICABLE STATE SECURITIES LAWS, SUPPORTED BY AN OPINION OF

COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

REGISTRATION RIGHTS

         The Company has agreed to register the reoffer and resale of the shares of the Common Stock underlying the Series B Preferred Shares and Warrants by filing a Registration Statement under the Securities Act with the Commission and with certain state securities commissions and causing same to become effective. The Company will use its best efforts to maintain such Registration Statement as a current and effective document until all shares of Common Stock registered thereunder are sold or until all such shares may be sold by the holders thereof under Rule 144, without limitation. The Company will bear all the expenses and pay all the fees in connection with the preparation and filing of the Registration Statement.

MATERIAL CHANGES

         Genetic Laboratories Wound Care Acquisition. The Company and Genetic Laboratories Wound Care, Inc ("Genetic Labs") have executed a letter of intent to engage in a "tax free" reorganization under which Genetic Labs would be merged into a wholly owned subsidiary of the Company. Genetic Labs' shareholders would receive 0.7 shares of the Company's Common Stock for each share of Genetic Labs Common Stock owned. Currently, the Company and Genetic Labs are engaged in due diligence activities relative to the proposed transaction. For further information, please refer to the Company's Current Report on Form 8-K filed May 14, 1998.

         ABS LifeSciences Settlement. The Company anticipates taking a charge of approximately $750,000 (unaudited) against earnings for the quarter ending June 30, 1998 as a result of the settlement of litigation with ABS LifeSciences, Inc. For further information, please refer to the Company's Current Report on Form 8-K filed June 10, 1998.

LEGAL MATTERS

        Matters relating to the legality of the securities being offered hereby are being passed upon for the Company by Hedger & Hedger, 1800 Linglestown Road, Suite 206, Harrisburg, Pennsylvania, 17110.